UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2007, Solo Cup Canada Inc., (“Solo Canada”), an affiliate of Solo Cup Company, a Delaware corporation (the “Registrant”) entered into a Second Amendment Agreement (the “Second Amendment”) with GE Canada Finance Holding Company (“GE”) which amended certain terms of the Credit Agreement dated September 24, 2004 (“Original Agreement”), filed as Exhibit 4.7 to the Registrant’s Form 10-Q filed on November 5, 2004, as amended by the First Amendment to the Credit Agreement dated as of October 19, 2006 (“First Amendment”), filed as Exhibit 99.1 to the Registrant’s Form 8-K filed on October 25, 2006 (Original Agreement, First Amendment and Second Amendment collectively, the “Credit Agreement”).

The following description of the material terms of the Second Amendment is qualified in its entirety by reference to the complete text of the Second Amendment, which is filed herewith as Exhibit 10.40 and is herein incorporated by reference. The Second Amendment, among other things, provides that Solo Canada may issue letters of credit, subject to certain conditions, for up to $11,000,000 Canadian dollars (“LC Limit”) and that up to $10,000,000 US dollars of the LC Limit may be issued on Solo Canada’s account on behalf of the Registrant to beneficiaries identified by the Registrant. The maximum amount of borrowings allowed under the Credit Agreement remains unchanged.

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Item 9.01.	Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d)	Exhibits

Exhibit No.	Description
10.40	Amendment Agreement, dated November 16, 2007, between Solo Cup Canada Inc. and GE Canada Finance Holding Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: November 21, 2007